THE ANNUAL MANAGEMENT INCENTIVE PLAN OF
                        THE CONTINENTAL CORPORATION
               (Amended and Restated as of January 1, 1993)
                 (Incorporates Amendments No. 1 through 7)

                                 ARTICLE I


                                  Purpose


The purpose of this Plan is to provide key employees with increased incentive, in addition to base compensation, to make significant and extraordinary contributions to the performance and growth of the Corporation and its subsidiaries; to attract key employees in the future and to encourage key employees to remain with the Corporation and its subsidiaries.

                                ARTICLE II

                                Definitions


     2.1. Award. An amount determined by the application of participant performance and organizational modifiers to the Par
Award as specified in paragraphs 2.8(a) through (e) of this Article.

     2.2. Board. The Board of Directors of The Continental
Corporation.

     2.3. Committee. The Compensation Committee of the Board as appointed from time to time.

     2.4. Corporation. The Continental Corporation and any subsidiary corporation at least 50% of whose issued and outstanding voting stock is owned directly or indirectly by The Continental
Corporation.

     2.5. Division.  A staff department of the Corporation.

     2.6. Group. An identifiable profit center within the Corporation.

     2.7. Par Award. The midpoint of a Participant's salary grade multiplied by a percentage as determined from time to time by the Board or Committee.

     2.8. Par Award Modifiers.

          (a) Participant Performance Modifier (Tier I). A factor or factors determined by the Committee to reflect the level of attainment by the Corporation of the Corporate Target Goals or attainment by a Participant of individual goals for the Plan Year which may increase or decrease a Tier I Participant's Par Award within a range from 0% to 250% of par.

     (b) Participant Performance Modifiers (Tier II). Percentage factors determined by the Committee to reflect the level of attainment by Participants of their respective individual performance goals for the Plan Year, as determined by individual performance ratings and modified by a formula adopted by the Committee. The Par Award for each Tier II Participant is multiplied by the factors and formula so determined to increase or decrease the Par Award, provided that participant whose individual performance rating is 2.4 or less is not eligible to receive an Award.

     (c) Corporate Modifiers. Percentage factors determined by the Committee, by which the Par Award for each Tier II Participant will be multiplied to reflect the level of attainment of Corporate Target Goals, as determined by the Committee.

     (d) Group Modifiers. Percentage factors determined by the Committee, by which the Par Award for each Tier II Participant will be multiplied to reflect the level of performance of the Group of such Participant (as determined by the Chairman and the President, who may take into account the Committee determination of the level of attainment of Corporate Target Goals); the head of each Group may further modify such Par Award to reflect the relative performance of the business unit of such Participant (as determined by such head of the Group), provided that such further modifications in the aggregate may not increase or decrease the total amount payable to all Participants in the Group.

     (e) Division Modifier. A percentage factor determined by an evaluation of the results for the combined property and casualty operations, as determined by the Chairman and the President.

     2.9. Participants. Active full-time or regular part-time employees of the Corporation at the beginning of, or who qualify during, the Plan Year and who are employed on December 31 of the Plan Year, as follows:

          (a) Tier I Participant. Senior Management Employees designated by the Board or Committee.

          (b)  Tier II Participant.     Employees in positions
     assigned to salary grades above 46, except any Tier I
     Participant.

     2.10. Plan. The Annual Management Incentive Plan, as amended from time to time.

     2.11.  Plan Year.  January 1 to December 31.

     2.12. Target Goals. In the case of the Corporate Target Goals, the criteria and the amounts established by the Board or Committee prior to or at the beginning of each Plan Year by which the performance of the Corporation is measured. In the case of Group Target Goals, the criteria or amounts established by the Chief Executive Officer of the Corporation which are consistent with the Corporate Target Goals.


                                ARTICLE III

                              Administration

The Plan shall be administered by the Committee who shall report to the Board with respect to action taken pursuant to the Plan at the first meeting of the Board following such action. The Committee may delegate to the Office of the Chairman or the senior Human Resources officer such of the administrative functions and powers as the Committee considers appropriate, subject to the terms of the Plan.

The Committee shall have full authority to administer the Plan, including, but not limited to, the power to determine the time of payment of Awards, to interpret the Plan, to determine for each Plan Year the Participant Performance Modifiers for Tier I and Tier II, to determine the Corporate and Group Modifiers to reflect the level of attainment of the Corporate and Group Target Goals for that Plan Year, to recommend to the Board the Award of the Chief Executive Officer, and to approve individual Awards for all Tier I Participants. The Office of the Chairman is authorized to determine all other Awards, subject to approval in the aggregate by the Committee.

The Board has the discretion during or after any Plan Year to increase or decrease the amount of any Target Goal for that Plan Year to reflect (1) extraordinary, unusual or non-recurring items or events, or (2) material differences between any significant assumptions used by the Board in fixing a Target Goal and actual events or conditions experienced during the Plan Year.

Decisions of the Board, Committee or Office of the Chairman with respect to the interpretation or administration of the Plan shall be final, conclusive and binding.

                                ARTICLE IV

                               Participation

     4.1. Participants as defined in Article II are eligible to participate in the Plan under the terms and conditions thereof.

     4.2. If a Participant ceases to be employed by the Corporation prior to the end of the Plan Year for any reason other than death, disability, or normal, early or postponed retirement under The Retirement Plan of The Continental Corporation, except as provided in Article 5.3., then the Participant's participation in the Plan will terminate forthwith and he will not be eligible to receive an Award for such Plan Year.

     4.3. If prior to the end of a Plan Year a Participant having completed at least six months full time or regular part-time active service terminates employment by reason of death, disability, or normal, early or postponed retirement under The Retirement Plan of The Continental Corporation or if prior to the end of the Plan Year the Participant's eligibility is terminated because of a change of Salary Grade, the Participant will receive only that portion of the Award determined by multiplying the Award, if any, that the Participant otherwise would have received under the Plan for the full Plan Year by a fraction, the numerator of which is the number of calendar months of the Participant's active service during the Plan Year and the denominator of which is twelve. In the event a Participant terminates employment by reason of death, the Office of the Chairman or senior Human Resources officer for employees in Tier II may determine to pay the pro rata Award to the Participant's estate prior to or after the end of the Plan Year.

     4.4. Subject to the provisions of paragraphs 4.2. and 4.3. of this Article IV, if the effective date of participation for a Participant is prior to July 1 of a Plan Year, the Participant will be entitled to receive only that portion of the Award determined by multiplying the Award, if any, that the Participant otherwise would have received under the Plan for the full Plan Year by a fraction, the numerator of which is the number of calendar months of the Participant's active service during the Plan Year and the denominator of which is twelve. No Participant whose effective date of participation is after June 30 of a Plan Year may receive an Award for such Plan Year.

     4.5. In the event a Participant's Tier level changes during the Plan Year, or the participant moves from a Division, Group or Unit to another such organization within the Corporation, the Participant's Award, if any, will be determined on a pro rata basis for participation in each Tier level or organization, as the case may be, by application of fractions, the numerators of which are the numbers of calendar months of active service in each Tier level or organization and the denominators of which are twelve.

     4.6. Any Participant who is eligible to participate in any other short term or sales incentive plan within the Corporation is not eligible to participate herein unless selected for a Special
Award.

     4.7. Special Awards may be granted to employees other than the Chairman, whom the Office of the Chairman may recommend, subject to approval of the Committee.


                                 ARTICLE V

                             Payment of Awards

     5.1. Standard Method of Payment. Subject to the terms and conditions of this Plan, the Corporation shall pay each eligible
Participant an Award for each Plan Year.

     5.2. Optional Methods of Payment.

          (a) Three Installments. A Participant may elect to receive one third of an Award on the date specified for payment and one third on the first and second anniversary dates thereafter.

          (b) Deferral Until Retirement. Payment of an Award may be deferred until a Participant retires under The Retirement
     Plan of The Continental Corporation or the first anniversary thereafter.

          (c) Deferral Until A Specific Date. A Participant may elect to defer payment of an Award until a specific future date.

          (d) Interest On Deferral Awards. Interest will accrue annually on all deferral amounts and will be paid together with payment of such amounts. The rate of interest will be determined periodically by the Chief Financial Officer of the Corporation, closely paralleling the Corporation's cost of money.

          (e) Upon Death Of A Participant. In the event a Participant dies prior to any deferral date(s) elected pursuant to subsections (a) through (c) above, all deferral amounts of such Participant, together with interest accrued thereon, shall be paid as directed by the Executor or Administrator of the Participant's estate.

          (f) Payment Upon Termination. If a Participant ceases to be employed by the Corporation, except as provided in
     Article 5.3., for any reason other than death, disability, or normal, early or postponed retirement under The Retirement Plan of The Continental Corporation, any deferred Award(s) and accrued interest thereon shall be computed as of the date of termination and paid thereafter within a reasonable period of time.

5.3  Change of Control

     (a) A "Change of Control" means the occurrence of any of the
following events:   (i) any "person" or "group" of persons (as such
terms are used in sections 13 and 14 of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan sponsored by The Continental Corporation ("Continental") becomes the "beneficial owner" (as such term is used in section 13 of such Act) of 30% or more of the outstanding shares of Continental's capital stock entitled to vote for the election of directors; or
(ii) any shares of any class of Continental's capital stock are purchased pursuant to a tender or exchange offer (other than an offer by Continental or any subsidiary thereof); (iii) or the approval by the requisite vote of Continental's shareholders of any merger, consolidation, sale of assets, liquidation or reorganization as a result of which Continental will not survive as a publicly-owned corporation; or (iv) a change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     (b) "Qualifying Termination" means a termination of a Participant's employment with the Corporation (under circumstances where such Participant is no longer employed by the Corporation) for any reason other than

     (i)  death,
    (ii)  Disability,
   (iii) willful misconduct in the performance of such Participant's duties as an employee,
    (iv)  Retirement, or
     (v) a termination by such Participant, other than a termination for one or more of the following reasons:

          (x) the assignment to such Participant of any duties inconsistent, in a way significantly adverse to such Participant, with such Participant's positions, duties, responsibilities and status with the
          Corporation and its Subsidiaries immediately prior to such Change of Control, or a significant reduction in the duties and responsibilities held by such Participant immediately prior to such Change in Control; a change in such Participant's reporting responsibilities, titles or offices as in effect immediately prior to such Change of Control; or any removal of such Participant from or any failure to re-elect such Participant to any position with the Corporation that such Participant held immediately prior to such Change of Control except in connection with such Participant's promotion or termination of employment for any of the reasons specified in paragraphs (i) through (iv) above; or

          (y)  a reduction by the Corporation in such
          Participant's base salary as in effect
          immediately prior to such Change of Control;
          the failure by the Corporation to continue in effect any employee benefit plan or compensation plan in which such Participant was participating immediately prior to such Change of Control unless such Participant is permitted to participate in other plans providing substantially comparable benefits to such Participant; or the taking of any action by the Corporation that which would adversely affect such Participant's participation in or materially reduce such Participant's benefits under any such plan; or

          (z)  the Corporation's requiring such
          Participant to be based anywhere other than such Participant's present location; or the Corporation's requiring such Participant to travel on the Corporation's business to an extent substantially more burdensome than such Participant's travel obligations immediately prior to such Change of Control.

     (c) In the event that any Participant's employment with the Corporation terminates prior to the end of a Plan Year by reason of a Qualifying Termination within two years after a Change of Control, such Participant shall become irrevocably vested with the right to receive an amount equal to his Par Award for that Plan Year multiplied by a fraction, the numerator of which is the number of calendar days from January 1 of such year through the date of his termination and the denominator of which is 365. The Corporation shall pay the Participant such amount within 15 days after the date of such Qualifying Termination of his employment.


                                ARTICLE VI

                               Miscellaneous

     6.1. Limitations on Participants' Rights. No Participant, or other person, shall have any right or claim to any Award under the Plan except in accordance with the provisions of the Plan. The Plan shall not be construed as creating any contract of employment or otherwise conferring upon any Participant any legal right to continuation of employment, nor as limiting or qualifying the right of any company included within the Corporation to discharge any of its employees without regard to the effect that such discharge might have upon such employee's rights under the Plan.

     6.2. Non-Assignability of Rights. No interest, right or claim in or to any Award hereunder shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Corporation shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law.

     6.3. Facility of Payments. In the event that the Office of the Chairman or senior Human Resources officer shall find that any Participant to whom an Award is payable under the Plan is unable to care for his affairs because of illness or accident, or otherwise, the Office of the Chairman or senior Human Resources officer may direct that any payment due shall be paid to the duly appointed legal representative of such person, or if there be no duly appointed legal representative, to the spouse, a child, a parent or other blood relative of the person, or to any person deemed by the Office of the Chairman or senior Human Resources officer to have incurred expense for the benefit of such person, and any such payments so made shall be a complete discharge of the liabilities of the Plan therefor.

     6.4. Number and Gender. Where from the context it appears appropriate, each term used in this Plan in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

     6.5. Captions. Captions of this Plan are inserted for convenience of reference only, and the Plan is not to be construed by interpretation thereof.

     6.6. Applicable Law. This Plan shall be interpreted, construed and administered in accordance with the laws of the State of New York.

     6.7. Amendment or Termination. The Board or Committee may amend, suspend or terminate the Plan. The Office of the Chairman (or, in the cases of clauses (i) or (iii) below, the senior Human Resources officer) may approve in writing any amendment of the Plan when it finds that such amendment:

          (i) is required to conform the Plan to applicable laws or regulations,

          (ii) will neither increase the annual cost of the Plan by more than the greater of 5% or $1 million, nor significantly decrease the benefits to, or rights of, any participant in the Plan, or

          (iii) is intended only to implement transactions by the Board,

provided that following, or in connection with, a Change of control (as defined in Article 5.3.) the Board, Committee or Office of the Chairman may not amend, suspend or terminate the Plan with respect to Awards for the Plan Year in which such Change of Control occurs.